Exhibit 99.1

HOUGHTON MIFFLIN HARCOURT COMPANY ANNOUNCES SECOND QUARTER 2014 RESULTS

Net sales grow 11%, Adjusted EBITDA increases 12%

Billings up 31%, Adoption market share increases to 50%

BOSTON – August 14, 2014 – Global education leader Houghton Mifflin Harcourt Company (“HMH” or “Company”) (NASDAQ: HMHC) today announced its financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Financial Highlights:

•	Net sales in the second quarter 2014 increased 11% from 2013 to $402 million.

•	Adjusted EBITDA rose 12% to $109 million from the second quarter of 2013.

•	Net income for the quarter was $12 million compared with a loss of $14 million in the second quarter of 2013.

•	New sales orders for the first six months of 2014 increased approximately 40% compared with the same period in 2013.

•	Gross sales or billings increased 31% for the second quarter of 2014 compared with the same period in 2013. Deferred revenue grew $114 million from March 31, 2014 to June 30 2014, primarily from increased digital content sales.

Linda K. Zecher, HMH’s President and Chief Executive Officer, commented, “The opportunity within the U.S. adoption market is on pace to exceed initial expectations for 2014 and, as evidenced by our strong second quarter results and substantial market share, we are capitalizing on these positive dynamics. Our successful efforts to bundle digital components into new orders positions us for growth as our best-in-class technology fuels a broader industry and learning transformation. We also remain focused on pursuing complementary growth initiatives that will expand our presence beyond the K-12 classroom to more holistically meet the needs of lifelong learners.”

Eric Shuman, Chief Financial Officer of HMH, stated, “The strength of our strategy and execution ability is reflected in our financial performance, which includes double-digit sales growth and approximately 40% new order growth. As the percentage of new orders evolves toward digital, our revenue cycles have naturally extended, and, as a result, we generated a $114 million quarter over quarter increase in deferred revenue.”

Second Quarter Business Highlights:

•	Education segment: HMH has captured 50% market share among the 90% of adoption school districts that have announced content provider selections. In particular, GO Math! and ScienceFusion sales were very strong in Texas, while increased penetration within California and Florida also contributed to overall increased sales. The Company had a solid performance in open territories as it grew in Illinois, Washington, and Connecticut. HMH’s new Woodcock Johnson assessment solution had an immediate positive impact to the Company’s Riverside Assessment business, growing over 10% year over year.

•	Trade Publishing segment: The segment reported the second highest second quarter net sales in the history of the business despite a year-over-year decline following an exceptionally strong performance in the second quarter of 2013. The Giver by Lois Lowry, which has been a top-selling print and e-book title, will have its movie release this month which could to provide ongoing tie-in sales in the coming quarters.

•	Acquisitions. HMH executed on initiatives to enhance its presence in the Early Childhood segment and build on its best-in-class digital capabilities through a series of strategic acquisitions in the second quarter.

•	Channel One News: HMH’s acquisition of Channel One News brings expertise in digital content tailored to the K-12 market, strengthening the Company’s ability to develop and distribute information across multiple media modalities. With a 25 year track record and award-winning programming, Channel One News is broadcast to nearly five million upper elementary, middle and high school students across the U.S. via satellite and at ChannelOne.com. The acquisition will enable HMH to further integrate video content into its current product lineup.

•	Curiosityville: In line with its focus on creating a meaningful presence in the Early Childhood space, in the second quarter HMH completed the acquisition of subscription-based, personalized learning platform Curiosityville. Founded on extensive research and promoting at-home and online learning, Curiosityville leverages unique characters as well as a proprietary analytics engine to better prepare children for classroom learning.

•	SchoolChapters: HMH acquired ePortfolio company SchoolChapters, which offers cloud-based applications for education providers to organize credentials and assessments, as well as share and discuss classroom planning with an online community.

•

Digital Expansions: This quarter, in addition to newly acquired assets, HMH extended its digital leadership with the launch of HMH Player for Google Chrome and the iPad. The HMH Player creates a new category in our market and enables districts considering 1:1 technology implementations to execute on those plans. This application creates a solution to ensure a more consistent, engaging and effective learning environment fueled by technology.

Also in the second quarter, HMH launched subscription-based, at-home learning tool Go Math! Academy. Based on the success of this product, HMH plans to extend the consumer-focused Academy product line to other subject areas.

HMH also announced a strategic collaboration with Microsoft Corp. to optimize core K-12 education content for the Windows 8 operating system, providing an even greater level of choice and access to students and educators across a broad range of devices.This partnership includes the development a new eTextbook reader application for Windows 8.

Second Quarter 2014 Unaudited Financial Results

Net Sales. HMH reported total net sales of $402 million for the quarter ended June 30, 2014, $39 million or 11% higher than the $363 million reported in second quarter of 2013. This increase was driven by a 13%, or $41 million, year-over-year rise in the Company’s Education sales to $365 million from $324 million, as domestic education basal sales grew $47 million on increased adoptions primarily in Texas, and to a lesser extent, California and Florida. Deferred revenue increased $114 million for the three months ended June 30, 2014 from March 31, 2014, primarily due to higher digital components and print workbooks associated with the increased adoption sales. Additionally, assessment sales increased by $5 million following the launch of a new edition of the Woodcock Johnson product. This growth was slightly offset by $6 million and $5 million declines in professional services and international sales, respectively.

Within HMH’s Trade Publishing division, net sales in the second quarter of 2014 declined 5%, or $2 million, to $37 million from $39 million as the prior year benefitted from strong net sales of backlist titles associated with the theatrical releases of the movies The Hobbit and Life of Pi along with strong front list titles such as Francona and How Children Succeed which did not occur in the current period.

Cost of Sales. Cost of sales, excluding pre-publication and publishing rights amortization, for the second quarter of 2014 were $167 million, up $8 million, or 5% as compared with $159 million for the same period in 2013. Cost of sales, excluding pre-publication and publishing rights amortization, as a percentage of sales decreased to 42% compared with 44% in the second quarter of 2013. This favorable shift is the result of the mix of basal programs sold carrying low product cost which have benefitted from economies of scale of large print runs, slightly offset by an increase in royalties.

Selling and Administrative Costs. In the second quarter of 2014, Selling and Administrative costs were $152 million, or 14% higher than the $133 million recorded in the same period in 2013. The higher costs were primarily due to increased commission costs associated with the higher sales volumes, increased outside labor costs to support the adoptions in 2014, and increased technology costs to support ongoing digital initiatives.

Operating Income (Loss). Operating income for the second quarter of 2014 was $18 million compared with a loss of $6 million in the same period in 2013. The $24 million increase is primarily due to the aforementioned increase in net sales, improvement in gross margin, and lower impairment costs, and a reduction in net amortization expense related to publishing rights, pre-publication and other intangible assets due to HMH’s use of accelerated amortization methods.

Net Income (Loss). Net income for the quarter was $12 million, an increase of almost $26 million compared with a loss of $14 million in the second quarter of 2013, primarily due to the same drivers impacting operating income as well as lower interest expenses resulting from the Company’s debt refinancings.

Adjusted EBITDA. Adjusted EBITDA for the second quarter of 2014 was $109 million, up 12% compared with $97 million in the same period of 2013. Adjusted EBITDA for HMH’s Education segment was $119 million, compared with $100 million in the same quarter of last year, and Adjusted EBITDA for the Trade Publishing segment was $2 million compared with nearly $5 million in the second quarter of 2013. Corporate and Other costs, which represent certain general overhead costs not fully allocated to the business segments, such as legal, accounting, treasury, human resources, technology and executive functions, were a loss of $12 million in the second 2014 compared with a loss of $8 million in the year-ago period as the Company incurred higher selling and administrative expenses from increased consulting and professional fees, as well as an increase in equity compensation charges.

Cash Flow. Net cash used by operating activities for the six months ended June 30, 2014 was $132 million as compared to $153 million for the same period in 2013. The $21 million improvement is primarily due to working capital changes. For the six months ended June 30, 2014, the Company had $193 million of cash and cash equivalents and short term investments compared with $213 million for the same period in 2013. Operating cash flows are impacted by the inherent seasonality of the academic calendar. Consequently, the performance of the businesses is difficult to compare quarter to consecutive quarter and should be considered on the basis of results for the whole year.

Conference Call

At 8:30 a.m. EDT on Thursday August 14, 2014, HMH will host a conference call to discuss the results with its investors. The call will be webcast live at www.hmhco.com under the Investor Relations section. The following information is provided for investors who would like to participate:

Toll Free: (877) 280-4960

International: (857) 244-7137

Passcode: 44924284

Moderator: Rima Hyder, Vice President, Investor Relations

Webcast Link: http://www.media-server.com/m/p/6dqnhtkb

An archived webcast with the accompanying slides will be available at hmhco.com for those unable to participate in the live event. An audio replay of this conference will also be available until August 28, 2014, via the following telephone numbers: (888) 286-8010 in the United States and (617) 801-6888 internationally using passcode 49639640.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented Adjusted EBITDA in addition to our GAAP results. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation or amortization. Accordingly, our management believes that this measurement is useful for comparing general operating performance from period to period. In addition, targets and positive trends in Adjusted EBITDA are used as performance measures and to determine certain compensation of management. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity or free cash flow for discretionary use. You are cautioned not to place undue reliance on Adjusted EBITDA. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the appendix to this news release.

About Houghton Mifflin Harcourt Company

Houghton Mifflin Harcourt Company is a leading global provider of education solutions, delivering content, technology, services and media to more than 50 million students in over 150 countries worldwide. The Company delivers its offerings to both educational institutions and consumers around the world. In the United States, it is the leading provider of kindergarten through twelfth grade, or K-12, educational content by market share. Furthermore, since 1832, it has published trade and reference materials, including adult and children’s fiction and non-fiction books that have won industry awards such as the Pulitzer Prize, Newbery and Caldecott medals and National Book Award.

Forward-Looking Statements

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will” or “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; adverse or worsening economic trends or the continuation of current economic conditions; changes in consumer demand for, and acceptance of, our products; changes in competitive factors; offerings by technology companies that compete with our products; industry cycles and trends; conditions and/or changes in the publishing industry; changes or the loss of our key third-party print vendors; restrictions under agreements governing our outstanding indebtedness; changes in laws or regulations governing our business and operations; changes or failures in the information technology systems we use; demographic trends; uncertainty surrounding our ability to enforce our intellectual property rights; inability to retain management or hire employees; impact of potential impairment of goodwill and other intangibles in a challenging economy; decline or volatility of our stock price regardless of our operating performance; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Contact:

Rima Hyder

Vice President, Investor Relations

(617) 351-3309

rima.hyder@hmhco.com

Bianca Olson

Senior Vice President, Corporate Affairs

(617) 351-3841 | (646) 932-1241

bianca.olson@hmhco.com

Houghton Mifflin Harcourt Company

Consolidated Balance Sheets

(Unaudited)

(in thousands of dollars, except share information)	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$139,429	$313,628
Short-term investments	53,587	111,721
Accounts receivable, net	568,371	318,101
Inventories	222,073	182,194
Deferred income taxes	29,888	29,842
Prepaid expenses and other assets	16,572	16,130

Total current assets	1,029,920	971,616
Property, plant, and equipment, net	140,529	140,848
Pre-publication costs, net	261,194	269,488
Royalty advances to authors, net	51,607	46,881
Goodwill	532,921	531,786
Other intangible assets, net	858,686	919,994
Other assets	26,214	29,773

Total assets	$2,901,071	$2,910,386

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$2,500	$2,500
Accounts payable	109,725	105,012
Royalties payable	79,483	65,387
Salaries, wages, and commissions payable	29,128	29,945
Deferred revenue	134,234	107,905
Interest payable	48	55
Severance and other charges	5,934	8,184
Accrued postretirement benefits	2,141	2,141
Other liabilities	34,796	32,002

Total current liabilities	397,989	353,131
Long-term debt	241,875	243,125
Royalties payable	—	1,520
Long-term deferred revenue	267,255	189,258
Accrued pension benefits	19,031	24,405
Accrued postretirement benefits	22,613	23,860
Deferred income taxes	118,871	116,999
Other liabilities	105,564	107,812

Total liabilities	1,173,198	1,060,110

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized; no shares issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value: 380,000,000 shares authorized; 140,446,350 and 140,044,400 shares issued at June 30, 2014 and December 31, 2013, respectively; 140,364,328 and 139,962,378 shares outstanding at June 30, 2014 and December 31, 2013, respectively	1,400	1,400
Treasury stock, 82,022 shares as of June 30, 2014 and December 31, 2013	—	—
Capital in excess of par value	4,760,283	4,750,589
Accumulated deficit	(3,023,209)	(2,888,422)
Accumulated other comprehensive income (loss)	(10,601)	(13,291)

Total stockholders’ equity	1,727,873	1,850,276

Total liabilities and stockholders’ equity	$2,901,071	$2,910,386

Houghton Mifflin Harcourt Company

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,
(in thousands of dollars, except share and per share information)	2014	2013

Net sales	$401,890	$362,951
Costs and expenses
Cost of sales, excluding pre-publication and publishing rights amortization	166,796	158,756
Publishing rights amortization	24,776	33,137
Pre-publication amortization	32,063	30,496

Cost of sales	223,635	222,389
Selling and administrative	152,283	133,467
Other intangible asset amortization	3,007	2,681
Impairment charge for investment in preferred stock, pre-publication costs and fixed assets	1,279	8,500
Severance and other charges	3,362	1,553

Operating income (loss)	18,324	(5,639)

Other income (expense)
Interest expense	(4,395)	(5,678)
Change in fair value of derivative instruments	(205)	51
Loss on extinguishment of debt	—	(598)

Income (loss) before taxes	13,724	(11,864)
Income tax expense	2,176	2,402

Net income (loss)	$11,548	$(14,266)

Net income (loss) per share attributable to common stockholders
Basic	$0.08	$(0.20)

Diluted	$0.08	$(0.20)

Weighted average shares outstanding
Basic	140,074,707	69,960,056

Diluted	143,025,017	69,960,056

	Six Months Ended June 30,
(in thousands of dollars, except share and per share information)	2014	2013

Net sales	$555,823	$529,545
Costs and expenses
Cost of sales, excluding pre-publication and publishing rights amortization	259,444	245,816
Publishing rights amortization	55,527	72,587
Pre-publication amortization	61,037	56,653

Cost of sales	376,008	375,056
Selling and administrative	289,293	263,703
Other intangible asset amortization	5,952	13,433
Impairment charge for investment in preferred stock, pre-publication costs and fixed assets	1,279	8,500
Severance and other charges	5,119	3,481

Operating income (loss)	(121,828)	(134,628)

Other income (expense)
Interest expense	(8,692)	(11,585)
Change in fair value of derivative instruments	(308)	(479)
Loss on extinguishment of debt	—	(598)

Income (loss) before taxes	(130,828)	(147,290)
Income tax expense	3,959	4,357

Net income (loss)	$(134,787)	$(151,647)

Net income (loss) per share attributable to common stockholders
Basic	$(0.96)	$(2.17)

Diluted	$(0.96)	$(2.17)

Weighted average shares outstanding
Basic	140,028,757	69,959,522

Diluted	140,028,757	69,959,522

Houghton Mifflin Harcourt Company

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(in thousands of dollars)	2014	2013
Cash flows from operating activities
Net loss	$(134,787)	$(151,647)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Gain on sale of assets	—	(2,720)
Depreciation and amortization expense	157,837	172,898
Amortization of deferred financing costs	2,375	2,422
Deferred income taxes	1,826	2,570
Noncash stock-based compensation expense	5,944	3,275
Change in fair value of derivative instruments	308	479
Loss on extinguishment of debt	—	598
Impairment charge for investment in preferred stock, pre-publication costs and fixed assets	1,279	8,500
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(247,183)	(124,246)
Inventories	(39,875)	(48,254)
Accounts payable and accrued expenses	15,765	1,563
Royalties, net	7,850	(6,955)
Deferred revenue	103,475	4,489
Interest payable	(7)	110
Severance and other charges	(2,397)	(2,853)
Accrued pension and postretirement benefits	(6,621)	(7,117)
Other, net	2,104	(5,880)

Net cash (used in) provided by operating activities	(132,107)	(152,768)

Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	65,819	132,965
Purchases of short-term investments	(8,053)	(94,851)
Additions to pre-publication costs	(61,352)	(74,808)
Additions to property, plant, and equipment	(31,144)	(31,213)
Proceeds from sale of assets	—	4,825
Acquisition of business, net of cash acquired	(9,091)	(5,276)
Investment in preferred stock	—	(1,500)

Net cash (used in) provided by investing activities	(43,821)	(69,858)

Cash flows from financing activities
Payments of long-term debt	(1,250)	(1,250)
Tax withholding payments related to net share settlements of restricted stock units	(366)	—
Proceeds from stock option exercises	3,345	—

Net cash provided by (used in) financing activities	1,729	(1,250)

Net (decrease) increase in cash and cash equivalents	(174,199)	(223,876)
Cash and cash equivalents
Beginning of period	313,628	329,078
Net (decrease) increase in cash and cash equivalents	(174,199)	(223,876)

End of period	$139,429	$105,202

Houghton Mifflin Harcourt Company

Adjusted EBITDA

(Unaudited)

(in thousands of dollars)

	Three Months Ended June 30,
	2014	2013
Net income (loss)	$11,548	$(14,266)
Interest expense	4,395	5,678
Provision (benefit) for income taxes	2,176	2,402
Depreciation expense	18,082	15,884
Amortization expense (1)	59,846	66,314
Non-cash charges—stock compensation	3,547	1,689
Non-cash charges—(gain) loss on foreign currency hedge	205	(51)
Asset impairment charges	1,279	8,500
Purchase accounting adjustments (2)	1,016	2,812
Fees, expenses or charges for equity offerings, debt or acquisitions	1,576	1,497
Restructuring	2,207	1,539
Severance separation costs and facility closures (3)	3,362	4,553
Debt extinguishment loss	—	598

Adjusted EBITDA	$109,239	$97,149

	Six Months Ended June 30,
	2014	2013
Net income (loss)	$(134,787)	$(151,647)
Interest expense	8,692	11,585
Provision (benefit) for income taxes	3,959	4,357
Depreciation expense	35,321	30,225
Amortization expense (1)	122,516	142,673
Non-cash charges—stock compensation	5,944	3,275
Non-cash charges—(gain) loss on foreign currency hedge	308	479
Asset impairment charges	1,279	8,500
Purchase accounting adjustments (2)	1,591	4,878
Fees, expenses or charges for equity offerings, debt or acquisitions	3,690	1,764
Restructuring	2,412	1,539
Severance separation costs and facility closures (3)	5,119	6,481
Debt extinguishment loss	—	598

Adjusted EBITDA	$56,044	$64,707

(1)	Includes pre-publication amortization of $32,063, and $30,496 for the three months ended June 30, 2014 and 2013, respectively, and $61,037 and $56,653 for the six months ended June 30, 2014 and 2013, respectively.
(2)	Represents certain non-cash accounting adjustments, most significantly relating to deferred revenue and inventory costs.
(3)	Represents costs associated with restructuring. Included in such costs are severance and vacancy of excess facilities.

Houghton Mifflin Harcourt Company

Adjusted EBITDA

(Unaudited)

Education

(in thousands of dollars)

	Three Months Ended June 30,
	2014	2013
Net income	$43,840	$12,628
Depreciation expense	16,874	13,890
Amortization expense	56,307	62,451
Non-cash charges—asset impairment charges	1,279	8,500
Purchase accounting adjustments	1,016	2,591

Adjusted EBITDA	$119,316	$100,060

	Six Months Ended June 30,
	2014	2013
Net loss	$(71,050)	$(100,962)
Depreciation expense	32,034	26,534
Amortization expense	115,235	134,718
Non-cash charges—asset impairment charges	1,279	8,500
Purchase accounting adjustments	1,591	4,657

Adjusted EBITDA	$79,089	$73,447

Trade Publishing

(in thousands of dollars)

	Three Months Ended June 30,
	2014	2013
Net income (loss)	$(1,751)	$446
Depreciation expense	152	118
Amortization expense	3,539	3,863
Purchase accounting adjustments	—	221

Adjusted EBITDA	$1,940	$4,648

	Six Months Ended June 30,
	2014	2013
Net income (loss)	$(6,935)	$2,897
Depreciation expense	276	235
Amortization expense	7,281	7,955
Purchase accounting adjustments	—	221

Adjusted EBITDA	$622	$11,308

Houghton Mifflin Harcourt Company

Adjusted EBITDA

(Unaudited)

Corporate and Other

(in thousands of dollars)

	Three Months Ended June 30,
	2014	2013
Net loss	$(30,541)	$(27,340)
Interest expense	4,395	5,678
Provision (benefit) for income taxes	2,176	2,402
Depreciation expense	1,056	1,876
Non-cash charges—stock compensation	3,547	1,689
Non-cash charges—gain (loss) on foreign currency hedge	205	(51)
Fees, expenses or charges for equity offerings, debt or acquisitions	1,576	1,497
Restructuring	2,207	1,539
Severance separation costs and facility closures	3,362	4,553
Debt extinguishment loss	—	598

Adjusted EBITDA	$(12,017)	$(7,559)

	Six Months Ended June 30,
	2014	2013
Net loss	$(56,802)	$(53,582)
Interest expense	8,692	11,585
Provision (benefit) for income taxes	3,959	4,357
Depreciation expense	3,011	3,456
Non-cash charges—stock compensation	5,944	3,275
Non-cash charges—gain (loss) on foreign currency hedge	308	479
Fees, expenses or charges for equity offerings, debt or acquisitions	3,690	1,764
Restructuring	2,412	1,539
Severance separation costs and facility closures	5,119	6,481
Debt extinguishment loss	—	598

Adjusted EBITDA	$(23,667)	$(20,048)